EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on
Form S-8 (Registration Statement No. 333-144766, filed on July 23, 2007) of Umpqua Holdings Corporation of our report dated June 27, 2011, relating to the financial statements of Umpqua Bank 401(k) and Profit Sharing Plan, which appear in this Annual Report (Form 11-K) as of and for the year ended December 31, 2010.

Portland, Oregon

June 27, 2011